                                                                    Exhibit 10.8

                 OPTION RELEASE AND IPO-FACILITATION AGREEMENT

                                by and between

1.                                    SPS

                                      and

          - only to the extent expressly set forth in this Agreement -

2.                              The Schoellers


3.                                    SPI

                                      and

4.                                IFCO Systems

5.                                 GE Capital

6.                               GE Subsidiary

     - the parties under no. 1 - 6. hereinafter referred to as "the Parties" -

                                   PREAMBLE

1. Reference is made to a certain investment agreement entered into between the Parties (except for IFCO systems) on August 21/22, 1997 by notarial deed no. 1178/1997 of the notary Dr. Rolf Jauch, Stuttgart, as amended by deed no. 1416/1997 of the same notary dated October 15, 1997 and as further amended by deed no. 1536/1997 of the same notary dated November 4/5, 1997 (the "Investment Agreement") which Investment Agreement is setting forth, among others, the terms and conditions of GE Capital's Investment in IFCO Europe Beteiligungs GmbH ("IFCO Europe") which serves as a holding company for a group of companies engaged in the lease of multi-use plastic crates and containers.

GE Capital has informed the other Parties:

"For the Investment Agreement, GE Capital designated General Electric Erste Beteiligungs GmbH as "GE Subsidiary" to be the Investment vehicle and legally assigned to it its rights, claims and obligations under the Investment Agreement; however, GE Capital retained its economic interest in its rights, claims and obligations under the Investment Agreement with respect to Phases II and III, in particular with respect to the options and rights referred to in sec. 2 of this Agreement, in order to keep its full flexibility with respect to the potential reassignment or assignment to other affiliates for Phase II and Phase III. Thus, General Electric Erste Beteiligungs GmbH reassigned its rights, claims and obligations under the Investment Agreement with respect to Phase II and Phase III, at GE Capital's request, to GE Capital."

Section 27(6) of the Investment Agreement as amended remains untouched.

2. IFCO Europe is a German limited liability company registered with the Commercial Register at the Amtsgericht Munich under HRB 117230. The shareholders of IFCO Europe are SPS with one common share in the nominal amount of DM 3.040.000,00 (76%) and GE Subsidiary with one preferential share in the nominal amount of DM 960.000,00 (24%) of the total share capital of DM 4.000.000,00.

3. SPS is the sole shareholder in MTS Okologistik Verwaltungs GmbH, a limited liability company registered with the Commercial Register at the Amtsgericht Munich under HRB 101883 ("MTS"). SPS holds three shares in MTS in the nominal amounts of DM 5.000,00. DM 5.000,00 and DM 40.000,00 summing up to a total share capital of DM 50.000,00.

4. Schoeller International Logistics Beteiligungsgesellschaft mbH is a German limited liability company registered with the Commercial Register at the Amtsgericht Munich under HRB 106637 ("SIL"). Gebr. Schoeller
Beteiligungsverwaltungs GmbH owns six shares in SIL in the total nominal amount of DM 50.000,00 representing the total share capital of that company.

5. IFCO Systems is a Dutch stock corporation registered in the Trade Register of the Chamber of Commerce of Amsterdam under no. 34113177 with a issued share capital of euro 50,000.00 divided into 5000 shares in the nominal amount of euro 10 each. IFCO Systems is a non-trading stock corporation the stock in which will have been acquired prior to the Closing of this Agreement by SPS.

6. It is the intention of the Parties hereto that IFCO Systems shall serve as a holding company for certain companies of the Schoeller group of companies in order to make an initial public offering ("IPO") of shares in IFCO Systems at the "Neue Markt" in Frankfurt/Main, Germany or another official stock exchange elsewhere. Simultaneously with the IPO, but not conditional only upon its occurrence, IFCO Systems and PalEx, Inc., a corporation organized under the laws of the state of Delaware ("PalEx") and currently listed at NASDAQ, desire to combine their respective businesses, stockholder groups, managements and other constituencies in a merger transaction resulting in a corporate integration (the "Merger"). The IPO is intended to raise new capital for IFCO Systems.

7. IFCO Systems, SPS and GE Capital have the common intention to reasonably facilitate the IPO and the Merger and recognize that the cooperation between SPS and GE Capital on the basis of the Investment Agreement requires certain changes for the purpose of the IPO or the Merger to occur in accordance with the terms and conditions of this Agreement as set forth hereinafter. In particular, IFCO Systems, with the consent of all parties hereto, explicitly adheres to the Investment Agreement to the extent that it shall not take any actions which would diminish or impair the rights of any party thereto.

In consideration of the foregoing, the Parties agree as follows:


                                   Section 1

                    Facilitation of the Merger and the IPO

1.1 Prior to or at the Closing of this Agreement, SPS, shall have by way of capital increase or otherwise, contributed to IFCO Systems

a.     its share in the nominal amount of DM 3.040.000,00 in IFCO Europe;

b. its shares in the nominal amount of DM 5.000,00, DM 5.000,00 and DM 40.000,00 in MTS;

c. its shares in the normal amounts of DM 11.300,00, DM 11.200,00, DM 12.500,00, DM 1.200,00, DM 12.500,00 and DM 1.300,00 in SIL having acquired such shares from GSB.

1.2 GE Subsidiary herewith, as a precautionary matter, consents to the transfer of the share in IFCO Europe to IFCO Systems for purposes of the IPO and/or the Merger.

1.3 Subject to the Closing of this Agreement, SPS, GE Capital and GE Subsidiary agree to use reasonable efforts to facilitate the IPO and/or the Merger as described in no. 6 of the Preamble to this Agreement and SPS, GE Capital and GE Subsidiary agree to take, or cause to be taken, all actions and reasonably cooperate in all things necessary, proper or advisable for the making of the IPO and the consummation of the Merger, such actions and cooperations being in particular, but not limited to, the actions and cooperations as listed hereinafter:

1.3.1 To have IFCO Systems be listed at the "Neue Markt" in Frankfurt/Main or any other official stock exchange with an initial public offer of IFCO Systems stocks to be made not later than December 31, 1999 (the "IPO Deadline"); the occurrence of the IPO within the meaning of this Agreement shall be the date at which any stocks of IFCO Systems have been listed for the first time at the "Neue Markt" in Frankfurt/Main or any other official stock exchange;

1.3.2 To have IFCO Systems establish IFCO, Inc., a Delaware corporation which shall be merged with PalEx whereby PalEx shall be the surviving company and whereby the rights to receive shares in PalEx after the Merger shall be contributed to IFCO Systems against the issuance of new stocks representing at least 32%, but not more than 35% of the total stock capital after the capital increase (however before the capital increase for the IPO), such new stocks to be subscribed to exclusively by the owners of the rights to receive shares, or the shares, in PalEx after the Merger; the occurrence of the Merger within the meaning of this Agreement shall be date at which the Merger described in this
Section 1.3.2 will have become effective and consummated.

1.4 GE Capital shall make reasonable efforts to introduce IFCO Systems as a supplier to all appropriate General Electric companies.

                                   Section 2

                         Release of Options and Rights

2.1 At the Closing of this Agreement and under the conditions precedent that the IPO or the Merger shall have occurred (the "Condition": aufschiebende Bedingung) and provided further that the Condition shall have occurred not later than the IPO Deadline, the Investment Agreement shall terminate in its entirety and all rights, remedies and obligations of the Parties under the Investment Agreement are herewith canceled and waived; such rights, remedies and obligations being in particular, but not limited to

2.1.1 Any and all obligations of SPS under the MTS Option pursuant to Section 8 of the Investment Agreement; for the avoidance of doubt, the Parties are in agreement that this Section 2.1.1 does not prejudice either party's right to assert its respective legal position with respect to the exercise of the MTS option;

2.1.2 Any and all obligations of SPS under the GE Capital Phase II Option pursuant to Section 10 of the Investment Agreement;

2.1.3 Any and all obligations by IFCO Europe and SPS under the redemption right of GE Subsidiary pursuant to Section 15 of the Investment Agreement;

2.1.4 Any and all obligations by SPI under the GE Capital SPI preferred dividend certificate call option pursuant to Section 15A of the Investment Agreement.

2.1.5 Any and all obligations by SPS under the GE Capital Phase III Option pursuant to Section 16 of the Investment Agreement;

2.1.6 Any and all obligations by the Schoellers under the SIL Option pursuant to Section 21 of the Investment Agreement; for the avoidance of doubt, the Parties are in agreement that this Section 2.1.6 does not prejudice either party's right to assert its respective legal position with respect to the exercise of the SIL Option;

2.1.7  Any and all obligations by SPS under the GE Capital 2% Option pursuant to
Section 22 of the Investment Agreement;

2.1.8 Subject to the occurrence of the Condition, any of the rights, remedies and obligations of the parties which are incorporated in consummation documents as shown in the Schedules to the Investment Agreement shall, for the avoidance of doubt, be herewith canceled and waived vis-a-vis the respective parties of such consummation documents.

2.2 At the Closing of this Agreement, SPS, the Schoellers and SPI herewith accept the release and waiver pursuant to Section 2.1.


                                   Section 3

                         Consideration for the Release

3.1 As consideration for the release as set forth in Section 2 and, further, subject to the Condition and, provided further, that the Condition shall have occurred not later than the IPO Deadline, IFCO Systems undertakes to pay to GE Subsidiary the sum of

                               DM 45.000.000,00
                 (in words: fortyfive million Deutsche Mark).

The undertaking shall be made substantially in the form of the Promissory Note as attached in Appendix 2 of this Notarial Deed which Promissory Note shall also be subject to the Condition.

3.2 The Promissory Note shall be secured by Share Pledges in the form as shown in Appendix 3 of this Notarial Deed.

3.3 The parties are in agreement that in an Event of Default as defined in the Promissory Note, neither GE Subsidiary nor GE Capital, including through their affiliates, shall be entitled to acquire the shares in IFCO Europe or SIL by realizing the security under the Share Pledges and, furthermore, GE Capital and GE Subsidiary, including through their affiliates, undertake not to acquire such shares from a third party, provided that such third party has acquired such shares by realizing any security interest in such shares, in which event GE Subsidiary shall receive the proceeds from such shares in the amount of the principal outstanding under the promissory note plus interest accrued thereon, after payment to any prior ranking lien holders of the pledged shares. If the sale has not occurred within 180 days after an Event of Default, GE Capital has a right to the pledged shares in IFCO Europe or SIL, provided that GE Capital sells the shares within 180 days after their acquisition. In the event of a breach of this undertaking, GE Capital upon request by SPS, shall sell or cause such shares to be sold and transferred to IFCO Systems against payment of their nominal value.


                                   Section 4

                Representations and Warranties by SPS, Remedies

4.1 SPS represents and warrants (garantiert) to GE Capital - under exclusion of all warranties and representations other than listed hereinafter - that as of the Closing of this Agreement, the following statements are true, complete and correct:

4.1.1  SPS

     SPS has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions provided by this Agreement.

4.1.2  IFCO Systems

     IFCO Systems is a Dutch stock corporation with an issued share capital of 50,000.00 euros divided into 5000 shares of 10 euros each. SPS is the unrestricted owner of such shares and such shares are not subject to any rights or encumbrances by third parties. The share capital of IFCO Systems is fully paid in. Since its establishment, IFCO Systems has not been engaged into any business and has incurred no obligations or liabilities other than pursuant to this Agreement. The equity capital of IFCO Systems prior to the transactions contemplated in Section 1 is not less than its share capital except that the equity capital may have been reduced by bank charges for the administration of the bank accounts of the company and the cost of establishing the company.

4.1.3  IFCO Europe, MTS, SIL and IFCO, Inc.

     a. By consummation of the transactions contemplated in Section 1.1, IFCO Systems shall become the owner of one share in the nominal amount of DM 3.040.000,00 in IFCO Europe and of all existing shares in SIL and MTS. The shares in IFCO Europe, MTS and SIL are not subject to any rights or encumbrances by third parties except for the shares in IFCO Europe which are pledged to BZW Deutschland, Branch of Barclays Bank plc on the basis of the Share Pledge Agreement dated November 4/5, 1997, notarial deed no. 1542/1997 of the notary Dr. Jauch in Stuttgart and except for the shares in IFCO Europe and MTS which are subject to the other option rights and security interests pursuant to Deed No. 1563/1997J of the notary Dr. Jauch in Stuttgart. GE Capital and GE Subsidiary confirm that the contents of the aforementioned notarial deeds are fully known to them. SIL and MTS are duly organized, validly existing and in good standing under the laws of the Federal Republic of Germany and duly qualified or authorized to conduct business. The share capital of MTS and SIL has been fully paid in and no repayments of the share capital have been made.

     b. True, correct and complete copies of preliminary unaudited financial statements of MTS and SIL as of December 31, 1998 are attached to this Agreement in Annex 1 (the "Financial Statements"). The Financial Statements were prepared from the books and records of MTS and SIL and present, subject to the annual audit, a true and fair view of the respective financial positions of MTS and SIL, in each case in accordance with generally accepted accounting principles in Germany applied on a basis consistent with the accounting principles of the preceding fiscal year. The parties refer to Annex I; the Annex was submitted to their knowledge and signed by them. The parties waive their right to have the annex read out to them.

     c. Since December 31, 1998, there has not been any material adverse effect or any development or combination of developments of which SPS has knowledge that is reasonably likely to result in a material adverse effect on the business, assets, operations, prospects or financial or other conditions of MTS and/or SIL, and/or IFCO, Inc., except for the dispute with Intertape Polymer Group (IPG). Furthermore, since December 31, 1998, there has not been any effect or any development or combination of developments of which SPS has knowledge that is reasonably likely to cause substantial liability of MTS and/or SIL and/or IFCO, Inc., and which GE Capital has not been informed of.

4.1.4  HoldCo

       Subject to the terms set forth in Section 5 SPS shall establish a wholly owned subsidiary, which shall be a German limited liability company with a share capital of 25,000.00 euros (the "HoldCo"). HoldCo shall be duly organized, validly existing and in good standing under the laws of the Federal Republic of Germany and duly qualified or authorized to conduct business. The share capital of HoldCo shall be fully paid in.

4.2    If SPS is in breach of any of the warranties or representations under
Section 4.1 of this Agreement, SPS shall remedy the breach without undue delay, but in any event not later than 60 days after receipt of a written request by GE Capital. If the remedy of a breach of warranty by SPS requires financial compensation to GE Capital or if for whatever other reason SPS does not cure the breach within due time, SPS shall financially compensate GE Capital for an amount equal to the aggregate amount of the damage resulting from all breaches of warranty, in no event, however, for an amount exceeding DM 30.000.000,00 for all breaches of warranty in the aggregate. SPS shall have the right, at its own discretion and instead of paying a financial compensation, to deliver stocks in IFCO Systems the aggregate value of which shall be equal to the amount of financial compensation owed to GE Capital hereunder as determined on the basis of the average listing price at all stock exchanges where IFCO Systems stocks are listed as of the day when SPS first receives written notice by GE Capital of any claim made hereunder.

4.3 Rights and obligations in connection with representations and warranties contained in this Section 4 shall become time-barred (Verjahrung) within 18 months after the Closing of this Agreement.


                                   Section 5

                  Contribution by GE Capital to IFCO Systems


5.1 Upon request by GE Capital or SPS to be made in writing at any time after the Closing of this Agreement, but prior to the occurrence of the Condition, GE Subsidiary shall transfer its preferential share together with all rights in IFCO Europe in the nominal amount of DM 960.000,00 to IFCO Systems. Prior to or upon such request, SPS shall contribute all stocks in IFCO Systems to a wholly owned subsidiary of SPS to be then established, which shall be a German limited liability company with a share capital of euro 25,000.00 (the "HoldCo"). As sole consideration for the transfer of the preferential share, GE Subsidiary shall receive a debenture, in the form attached hereto as Annex 2 (the "Debenture") and subject to the provisions set forth in this Annex 2. The costs of notarization in connection with the contribution of GE Subsidiary's preferential share shall be split between GE Capital and IFCO Systems.

5.2 SPS undertakes to maintain ownership and title to its shares in HoldCo for the period of at least one year following the occurrence of the IPO. In the event that SPS sells all or the majority of its shares in HoldCo, SPS warrants that the party which acquires these shares will assume the obligations of SPS pursuant to sentence 1, above. If the acquiring party does not assume such obligations, SPS will be held liable for any damages arising as a consequence of this non-assumption.

5.3 In the event that SPS sells all or the majority of its shares in HoldCo, SPS shall, at the request of GE Subsidiary, arrange for the sale of an equal proportion of GE Subsidiary's shares in HoldCo.

5.4 SPS undertakes not to take unfair advantage of its position as controlling or majority shareholder of HoldCo at GE Subsidiary's or GE Capital's expense, in particular not to take or support, except with the express consent of GE Capital, any action which would dilute the value of the Debenture Stock Parcel as defined in the Debenture and could not be justified on bona fide arm's length terms: provided, however, that all actions agreed upon under the provisions of this agreement shall be deemed to have been made with the consent of GE Capital.

                                  Section 6

         Representation and Warranties of GE Capital and GE Subsidiary

6.1 GE Capital and GE Subsidiary, jointly and severally, represent and warrant (garantieren) - under exclusion of all warranties and representations other than listed hereinafter - to SPS that as of the date of Closing of this Agreement, the following statements are true, complete and correct.

6.1.1 GE Capital is a duly organized corporation, validly existing and in good standing under the laws of New York and has all the necessary powers and authorizations to carry on its business as presently being conducted. GE Capital has all the requisite corporate power and authority to execute and deliver, and to perform its obligations under this Agreement and the other documents to be executed and delivered by GE Capital pursuant hereto. The Agreement has been duly authorized by all necessary corporate action and has been (at the Closing) duly executed and delivered by GE Capital and is (or upon execution and delivery will be) the valid and binding obligation of GE Capital, enforceable against GE Capital in accordance with its terms and no offset, counterclaim or defense exists to the performance by GE Capital of such Agreement.

6.1.2 Neither the execution and delivery by GE Capital of this Agreement nor any other documents to be executed and delivered by GE Capital in connection herewith nor compliance by GE Capital with the terms an provisions hereof or thereof will conflict with or result in a breach of any of the terms, conditions or provisions of (i) the Articles of Incorporation or Bylaws of GE Capital, or
(ii) any judgment, order, injunction, decree or ruling of any court or of any governmental entity or any law, statue or regulation to which GE Capital is subject.

6.2 GE Capital and GE Subsidiary, jointly and severally, represent and warrant (garantieren) to SPS that as of the date of GE Subsidiary's contribution of the share in IFCO Europe pursuant to Section 5 of this Agreement, IFCO Systems shall become the unrestricted owner of the share in the nominal amount of DM 960,000.00 in IFCO Europe, such share being free from any rights or encumbrances by third parties including GE Capital.

6.3 GE Capital and GE Subsidiary, jointly and severally, represent and warrant (garantieren) to SPS, the Schoellers, SPI and IFCO Systems, to each of them individually and severally, that as of the date of the Closing of this Agreement and as of the date of the occurrence of the Condition, GE Capital and, to the extent mentioned in the information by GE Capital in para 1. of the Preamble, GE Subsidiary, are the sole owners of rights under the Investment Agreement which are the subject of the release pursuant to Section 2 and that such rights are free from any rights or encumbrances by third parties including any company affiliated with GE Capital other than GE Subsidiary.

6.4 Rights and obligations in connection with representatives and warranties contained in this Section 6 shall become time-barred (Verjahrung) within 18 months after the date when the contribution pursuant to Section 5 is made except that rights and obligations in connection with representations and warranties contained in section 6.3 shall be time-barred within 18 months after the date of the occurrence of the Condition.


                                   Section 7

                             Investment Agreement

7.1 The Parties confirm herewith that the Investment Agreement shall remain in full force and effect except as otherwise set forth in this Agreement. The parties further confirm that the rights and obligations of the parties thereunder shall not operate to prevent the transactions contemplated by this Agreement to be consummated. In the event that the Condition shall not have occurred on or before the IPO Deadline, all deadlines or dates for the exercise or existence of rights and obligations including, but not limited to, the reference dates for financial statements and similar, under the

Investment Agreement, unless elapsed at the time of Signing of this Agreement, shall be extended by one year. The extension shall in particular, but not only, include any deadlines or dates for the exercise or existence of options under the Investment Agreement. The extension shall also include any deadlines or dates for the exercise or existence of rights and obligations of the parties under all Schedules to the Investment Agreement, in particular but not limited to, the Supply Agreement in Schedule 9.

7.2 SPS and IFCO Systems shall have the right to request one extension of the IPO Deadline until December 31, 2000 by giving written notice of such request to GE Capital together with the delivery of the financial statements of IFCO Europe as of December 31, 1999 pursuant to Section 10.2 of the Investment Agreement. Upon receipt of such notice by GE Capital, the IPO Deadline within the meaning of this Agreement shall be extended until December 31, 2000 and Section 7.1 shall apply mutatis mutandis; in particular, but not limited to, all deadlines and dates shall be extended by one year over and above the extension in Section 7.1


                                   Section 8

                Conditions to the Performance of this Agreement

8.1 This Agreement becomes legally binding upon the signing of the Parties hereto. The performance of this Agreement shall be subject to the conditions precedent as listed hereinafter and the closing of this Agreement shall occur on the day when all the conditions precedent as listed hereinafter have been fulfilled (the "Closing"):

8.1.1  consummation of the transactions contemplated in Section 1.1;

8.1.2 written consent to the performance of this Agreement by BHF Bank Aktiengesellschaft as Agent and Security Trustee for the Joint Arrangers and Co-Arrangers under the Senior Facility Agreement between IFCO International Food Container Organization GmbH and IFCO Europe Beteiligungs GmbH and the Joint Arrangers, Co-Arrangers and Agent dated February 20, 1998;

8.1.3 written consent by Barclays Bank plc. as Agent for the Arranger and the Security Trustee under the Senior Subordinated Facility Agreements between IFCO International Food Container Organization GmbH, IFCO Europe and the Arranger and Security Trustee dated February 20, 1998 regarding the share of SPS in IFCO Europe, and further as pledgee under the Share Pledge Agreement, deed no. 1542/1997 of the notary Dr. Jauch in Stuttgart dated November 4/5, 1997.

8.2    In the event that any or all of the conditions precedent pursuant to
Section 8.1 have not been fulfilled until July 15, 1999, this Agreement shall not close and the conditions precedent shall be regarded as finally not met.

                                   Section 9

                           Board Observation Rights

IFCO Systems and SPS grant to GE Subsidiary and GE Capital board observation rights with respect to IFCO Systems and to the extent permissible under Dutch Stock Corporation law as follows:

a)     right of presence to observe the shareholder meetings:

b)     right to receive supervisory board minutes, if any; and

c) right to receive audited annual statements and internal quarterly reports when available.

IFCO Systems shall cover adequate travel expenses for one representative of GE Subsidiary and one representative of GE Capital to attend such board meetings up to four times per fiscal year.

                                  Section 10

                               Final Provisions

10.1 The Parties agree to reasonably cooperate with regard to this Agreement and their obligations constituted herein.

10.2 All information disclosed by either Party to the other in connection with the transaction contemplated by, or the discussions and negotiations preceding this Agreement shall be kept confidential by such other Party and shall not be used other than as contemplated by this Agreement.

10.3 No press releases or any public disclosure, either written or oral of this Agreement, including the transactions contemplated by this Agreement, shall be made without the prior knowledge and the written consent of the Parties, except as required by law or self-regulatory rules of any stock exchange or as required for the prosecution of any claims. No release or disclosure will be made to any self-regulatory body or government agency by either party without the other's prior review.

10.4 This Agreement constitutes the entire and exclusive agreement and understanding between the Parties. Any amendment to this Agreement including to this clause shall be made in writing, unless notarial form is required.

10.5 Should a provision of this Agreement be or become invalid or unenforceable, such shall not affect the validity of the remaining provisions. The Parties agree in such case to replace the invalid or unenforceable provision by a valid or enforceable one which comes closest as possible to the intent and purpose of the provision to be replaced.

10.6 Neither Party may assign, in whole or in part, any right or claim under or in connection with this Agreement without prior written consent of the respective other Party.

10.7 This Agreement shall be governed and construed exclusively in accordance with the laws of the Federal Republic of Germany, excluding its conflict of law regulations.

10.8 All disputes arising out of or in connection with this Agreement and its performance, including its validity, shall be finally settled according to the arbitration rules of the German Institution of Arbitration e.V. (DIS) without request to ordinary courts of law. The arbitration tribunal may also decide on the validity of this arbitration rule. The language of the proceedings shall be English; however, documents in the German language might also be presented as long as a complete, correct and true translation of such document into English is also presented.

10.9 the venue of the arbitration tribunal shall be Frankfurt/Main, Federal Republic of Germany.

10.10 All Annexes to this Agreement constitute an integral part of this Agreement.

10.11 The costs of notarization and consummation of this Agreement and its Annexes shall be borne by GE Capital. GE Capital shall further bear the cost of the legal advisers to SPS in connection with this Agreement and its Schedules up to a maximum amount of US $100.000,00. In the event that the Condition has finally not occurred, SPS shall fully reimburse GE Capital for such cost of its legal advisors. The cost of all other advisers shall be borne by the parties requesting such advice.

10.12 Notices and all correspondence relating to this Agreement shall be sent to:

       GE Capital:

            General Electric Corporation
            260 Long Ridge Road
            Stamford, CT 06927-5000, USA

       GE Subsidiary:

            General Electric Erste Beteiligungs GmbH,
            Stahlstrasse 42, 65428 Russelsheim

            with a copy to:  Gleiss Lutz Hootz Hirsch
                             Dr. Gerhard Weger
                             May bachstr. 6
                             70469 Stuttgart

       IFCO Systems, SPS and GSB:

            IFCO Systems N.V.
            Burgemeester Rijndersln 20
            1185MC Amstelveen

            Schoeller Packaging Systems GmbH
            Zugspitz strasse 15
            82049 Pullach

            Gebruder Schoeller Beteiligungs verwaltungs GmbH
            Zugspitz strasse 15
            82049 Pullach

            with a copy to:  Boesebeck Droste
                             Dr. Johannes Meinel
                             Schluter strasse 37
                             10629 Berlin

10.13 GE Capital, GE Subsidiary, IFCO Systems and SPS shall make a common determination evinced in writing, for use by either Party, upon the occurrence of the Condition and the date thereof or, as the case may be, and the latest by January 1, 2001 on whether the condition has finally not been met or occurred.

                                   AGREEMENT


                                   TO AMEND

               THE OPTION RELEASE AND IPO FACILITATION AGREEMENT



The Parties agree upon the following amendments to the Option Release and IPO Facilitation Agreement:

1.   Appendix 3, Share Pledge Agreement

     a)  The third paragraph of II.2.(c) shall be amended to read as follows:

         "On the first day of each calendar year during the term of this pledge but for the first time in 2001, a value to loan ratio ("V/L-Ratio") shall be determined. The value to be considered ("Value") shall be calculated according to the following formula:

         [(EBITDA of IFCO Europe + SIL) x EBITDA multiple of IFCO Systems] minus [(Interest Bearing Debts minus Cash) x (Sales IFCO Europe + SIL)]
                                                 -----------------------
                                                (Sales IFCO Systems)

         EBITDA shall be determined under US-GAAP. The loan to be considered in the V/L-Ratio ("Loan") shall be the principal of the Note outstanding as of the dates of the aforementioned determination plus accrued interest as of such dates. "

     b)  At the end of II.7. the following shall be inserted:

         "(d) GE Capital shall not be entitled by way of exercising its remedies pursuant to (a) above to arrange for a public auction or any other sale of the Pledged Shares, with exception of the shares in SIL, or

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          to sell the Pledged Shares, with exception of the shares in SIL, in accordance with (a) above last sentence, as long as any loans made under the Senior Facility Agreement, as defined in this deed (Annex 2, II), or the Senior Subordinated Facility Agreement, as defined in the Senior Facility Agreement, have not been fully repaid."

2.    Section 5   Option Release and IPO Facilitation Agreement

      Section 5.1 sentence 1 shall be reworded as follows:

              "Upon request by GE Capital or SPS to be made in writing at any time after the Closing of this Agreement, but prior to the occurrence of the Condition, GE Subsidiary shall transfer its preferential share together with all rights in IFCO Europe in the nominal amount of DM 960.000,00 to HoldCo (as defined hereinafter) and SPS shall procure that HoldCo promptly contributes the preferential share by way of capital increase or otherwise to IFCO Systems. Prior to or upon such request..."